Exhibit 99.1

Enertopia Provides August Corporate 2024 Update

Kelowna, British Columbia--(Newsfile Corp. - August 12, 2024) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada lithium claims, intellectual property, & pending patents in the green technology space, is very pleased to provide the following updates.

Patent pending technology updates:

17/751,305 (Heat Recovery System), we have provided our updated response to the United States Patent Trademark Office (USPTO) and await their further comments.

17/888,320 (Water Producing System for a Liquid Transfer Mat), we have provided our updated response to the United States Patent Trademark Office (USPTO) and await their further comments.

17/979/696 (Energy Management System), we have provided our updated response to the United States Patent Trademark Office (USPTO) and await their further comments.

We expect to hear back from the USPTO in the September - October time period on the above patent applications. It should be noted that it is not uncommon for the above process to take two to three years to be completed. The above pending patents are currently in their second and third years of the patent process.

WT Lithium Project Update:

The Company expects to have results from the lab conducting the second phase WT lithium solution testing results in September. The Company is pleased to announce that it has paid for its 88 West Tonopah Lode claims covering 1,818 acres to the BLM and County fees for the year ending August 31, 2025.

"The Enertopia team of consultants looks forward to continuing to move ahead on our Lithium and technology assets." Stated President Robert McAllister.

For additional project details please visit our website at https://enertopia.com/

The scientific and technical content of this news release has been reviewed and approved by John Nelson, P.Geo., Director of the Company, and a Qualified Person (QP) as defined by National Instrument 43-101.

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mineral exploration or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the solution testing will result in an economic deposit or have any positive impact on Enertopia. There can be no assurance that the three pending patents will become patents and will have a positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC Markets and the CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.